Exhibit 10.1
FORM OF
EXCHANGE AGREEMENT
[__] (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Existing Notes (as defined below) hereunder, a “Holder”), enters into this Exchange Agreement (the “Agreement”) with Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), on August 2, 2018 pursuant to which the Holders will exchange (the “Exchange”) the Company’s 5.50% Convertible Senior Notes due 2019 (the “Existing Notes”) for the Exchange Consideration (as defined below). The Existing Notes to be exchanged by the Holder in the Exchange are referred to herein as the “Exchanged Notes”.
On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:
Article I.    Exchange of the Existing Notes for the Exchange Consideration
At the Closing (as defined below), the Undersigned agrees to cause the Holders to exchange and deliver to the Company the Exchanged Notes set forth on Exhibit A hereto, and in exchange therefor the Company agrees to pay or deliver, as applicable, to the Holders, in the aggregate, the sum of:

(a)	[___] shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in the amounts set forth for each individual Holder on Exhibit A hereto (the “Exchange Shares”); plus

(b)
an amount in cash equal to $[___] plus accrued and unpaid interest to, but excluding, the Closing Date (as defined below), together with cash in lieu of any fractional share of Common Stock, in the amounts set forth for each individual Holder on Exhibit A hereto (the “Total Cash Amount” and, together with the Exchange Shares, the “Exchange Consideration”).

The closing of the Exchange (the “Closing”) shall take place at the offices of Clifford Chance US LLP at 10:00 A.M. (New York City time) on August 7, 2018, or at such other time and place as the Company and the Undersigned may mutually agree in writing (the “Closing Date”), subject to the exceptions set forth below. At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer required by the Company or Wells Fargo Bank, National Association, as trustee of the Existing Notes (the “Trustee”) to transfer to and confirm all right, title and interest in and to the Exchanged Notes free and clear of any Liens, and (b) the Company shall deliver to each Holder (or, if there are no Accounts, to the Undersigned as the sole Holder) the Exchange Consideration. Delivery of such Exchanged Notes as provided above will be made by each Holder by posting, at or before 10:00 A.M. (New York City time) on the Closing Date, a withdrawal request for such Exchanged Notes through the Deposit or Withdrawal at Custodian (“DWAC”) settlement system of the Depository Trust Company (“DTC”) (it being understood that posting such request on any date before the Closing Date will result in such request expiring unaccepted at the close of business on such date, and such Holder will need to repost such withdrawal request on the Closing Date). The Company will deliver such Exchange Shares, identified by an unrestricted CUSIP number, to the DTC participant identified in Exhibit A hereto, on behalf of each Holder, through the facilities of DTC free and clear of all Liens.

Article II.    Covenants, Representations and Warranties of the Holders
Each Holder (and, where specified below, the Undersigned) covenants (solely as to itself), as follows, and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and J.P. Morgan Securities LLC (the “Agent”), and all such covenants, representations and warranties shall survive the Closing.
Section 2.1    Power and Authorization. The Holder is duly organized, validly existing and in good standing under the laws of its state of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name and state of residence of each Account, (ii) the principal amount of such Account’s Exchanged Notes, (iii) the Total Cash Amount to be made to such Account in respect of its Exchanged Notes, and (iv) the Exchange Shares to be delivered to such Account.
Section 2.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and the Holder, enforceable against the Undersigned and the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Holder’s organizational documents, (ii) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Undersigned or the Holder is a party or by which the Undersigned or the Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders or investment guidelines or restrictions applicable to the Undersigned or the Holder, except for such violations, conflicts or breaches under clauses (ii) and (iii) above that would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations or prospects of the Undersigned or Holder or on their performance of the obligations under this Agreement or on the consummation of the transactions contemplated hereby.
Section 2.3    Title to the Exchanged Notes. The Holder or the Undersigned, as applicable, has been the beneficial owner of the Exchanged Notes continuously since July 15, 2018, is currently the sole beneficial owner of the Exchanged Notes, and at the Closing will be the sole legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto. The Holder or the Undersigned, as applicable, has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens. The Holder or the Undersigned, as applicable, has not, in whole or in part (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights in its Exchanged Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes. Upon delivery of such Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens created by the Holder. The Exchanged Notes exchanged hereby are not subject to any adverse claims, rights or proxies.
Section 2.4    Institutional Accredited Investor and Qualified Institutional Buyer. The Holder is (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.
Section 2.5    Residence. The Holder is a resident of the state set forth in Exhibit A hereto and is not acquiring the Exchange Shares as a nominee or agent or otherwise for any other person.
Section 2.6    Compliance with Laws. The Undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the Undersigned, pursuant to the Exchange, purchases, acquires or sells Exchange Shares and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Undersigned is subject or in which the Undersigned makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor. The Undersigned shall use commercially reasonable efforts to procure each Holder’s compliance with this Section 2.6.
Section 2.7    No Affiliate Status; Etc. The Holder is not, will not be as of the Closing Date, and has not been and will not be during the consecutive three month periods preceding the date hereof or the Closing Date, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. A period of at least one year (calculated in the manner provided in Rule 144(d) under the Securities Act) has elapsed since the Exchanged Notes of the Holder were acquired from the Company or from a person known by the Holder or the Undersigned to be an Affiliate of the Company. The Holder and its Affiliates collectively beneficially own and will beneficially own as of the Closing Date (without giving effect to the Exchange contemplated hereby) (i) less than 5% of the outstanding Common Stock and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote.
Section 2.8    Adequate Information; No Reliance. Each of the Undersigned and the Holder acknowledges and agrees that (a) it has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review (and has carefully reviewed) (i) the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act” and such filings, collectively, the “Public Filings”), and (ii) this Agreement (including the exhibits thereto) (collectively, the “Materials”), (b) it has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, and to obtain from the Company any information that it considers necessary in making an informed investment decision and to verify the accuracy of the information set forth in the Public Filings and the other Materials, (c) it has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (d) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives or any other entity or person (including the Agent), (e) no statement or written material contrary to the Public Filings or the Materials has been made or given to it by or on behalf of the Company, (f ) it is able to fend for itself in the Exchange, (g) it is not relying on any information or statements provided by the Agent in connection with the Exchange and (h) the Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Exchange Shares or (ii) made any representation to it regarding the legality of an investment in the Exchange Shares under applicable investment guidelines, laws or regulations.
Section 2.9    Access to Filings; Understanding of Risk. Each of the Undersigned and the Holder is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company and the Exchange Shares. The Holder understands and accepts that the Exchange Shares to be acquired in the Exchange involve risks, including those described in the Company’s filings with the SEC. Each of the Undersigned and the Holder has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of the Exchange and an investment in the Exchange Shares and has considered the suitability of the Exchange Shares as an investment in light of its own circumstances and financial condition, and the Holder is able to bear the risks associated with an investment in the Exchange Shares. The Holder’s participation in the Exchange was not conditioned by the Company on the Holder’s exchange of a minimum principal amount of Exchanged Notes for the Exchange Consideration and each of the Undersigned and the Holder acknowledges that (a) the terms of the Exchange have been mutually negotiated between the Undersigned (on behalf of each Holder) and the Company and (b) the Undersigned was given a meaningful opportunity to negotiate the terms of the Exchange on behalf of each Holder.
Section 2.10    Information. Each of the Undersigned and the Holder acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Exchange other than the information set forth herein in connection with its examination of the Company and the terms of the Exchange and the Exchanged Shares, and the Company does not, and the Agent does not, take any responsibility for, and neither the Company nor the Agent can provide any assurance as to the reliability of, any other information that others may provide to the Undersigned or the Holder.
Section 2.11    No Federal or State Review. Each of the Undersigned and the Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Exchange Shares or made any finding or determination concerning the fairness or advisability of this investment.
Section 2.12    No Distribution. The Holder is acquiring the Exchange Shares solely for the Holder’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchange Shares. The Holder understands that the Exchange Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Holder and the accuracy of the other representations made by the Holder in this Agreement. The Holder understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Holder’s participation in the Exchange meets the requirements for such exemptions.
Section 2.13    No Solicitation. Each of the Undersigned and the Holder acknowledges that it did not become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.
Section 2.14    Sanctions, AML. The operations of the Undersigned and the Holder have been conducted at all times in material compliance with all applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Undersigned and each Holder conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.
Section 2.15    No Trading. Each of the Undersigned and the Holder acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Holder was first contacted by the Company, the Agent or any of their advisors or representatives with respect to the transactions contemplated by this Agreement until after the confidential information (as described in the confirmatory wall-crossing email received by the Holder from the Company, the Agent or of their advisors) is made public or the applicable date specified in such email has passed, except for any such hedging transactions that were performed by personnel otherwise authorized to do so and not aware of the transactions contemplated by this Agreement on the basis of information barriers reasonably implemented, taking into consideration the nature of the Holder’s business, to ensure that such trading is not on the basis of material nonpublic information in compliance with applicable securities laws.
Section 2.16    Stop Transfer Instructions. The Holder acknowledges that the Company may issue appropriate stop-transfer instructions to the transfer agent for the Common Stock (the “Transfer Agent”), if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Article II.
Section 2.17    Role of Agent. Each of the Undersigned and the Holder acknowledges that (a) it understands that the Company intends to pay the Agent a fee in respect of the Exchange; (b) there is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Holder who might be entitled to any fee or commission from the Company or the Holder upon consummation of the transactions contemplated by this Agreement; (c) it understands that the Company, the Agent and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it by its participation in the transactions contemplated by this Agreement and acquisition of the Exchange Shares are no longer accurate, the Holder shall promptly notify the Company and the Agent; (d) the Agent has not provided any legal, accounting or tax advice in connection with the Exchange or any advice in relation to selling restrictions and other securities laws matters in any jurisdiction in connection with the Exchange; and (e) the Agent has not acted as a financial advisor or fiduciary to the Holder and that the Agent and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Holder, express or implied, with respect to the Company, the Exchanged Notes or the Exchange Shares or the accuracy, completeness or adequacy of the information provided to the Holder or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Holder.
Section 2.18    Non-Reliance Letter. The Undersigned, on behalf of each Account, will, simultaneously with the execution and delivery of this Agreement, execute and deliver to the Agent, a non-reliance letter in the form attached as Exhibit B hereto.
Section 2.19    Further Action. Each of the Undersigned and the Holder agrees that it will, upon request, execute and deliver any additional documents deemed by the Company, Trustee or Transfer Agent to be necessary or desirable to complete the Exchange.
Section 2.20    Withholding. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law, and shall be provided with an IRS Form W–9 or an appropriate type of IRS Form W–8, as applicable, in order to establish whether such Holder is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Holder to whom such amounts otherwise would have been paid.

Article III.    Covenants, Representations and Warranties of the Company
The Company covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing.
Section 3.1    Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
Section 3.2    Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, by-laws or similar organizational documents of the Company, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such violations, conflicts or breaches under clauses (ii) and (iii) above that would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on its performance of its obligations under this Agreement or on the consummation of the transactions contemplated hereby. The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not require the consent, approval, authorization, order, registration or qualification of, or filing (assuming the truth and accuracy of the representations and warranties in Article II and excluding any filing required under the requirements of the Exchange Act) with, any governmental authority, non-governmental regulatory authorities (including the New York Stock Exchange), other than the filing with the New York Stock Exchange of any applications in connection with Section 3.5 below.
Section 3.3    No Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, to the knowledge of the Company (having made due and reasonable enquiry), no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange), in each case, applicable to the Company, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations or prospects of the Company and its subsidiaries taken as a whole.
Section 3.4    Validity of Underlying Common Stock. The Exchange Shares (a) have been duly authorized and, upon delivery, will be fully paid and non-assessable, (b) will be issued without any legends that restrict the transfer of such Exchange Shares under the U.S. federal securities laws and (c) will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery of such Exchange Shares to the Holder pursuant to the Exchange, such Exchange Shares shall be free and clear of all Liens created by the Company.

Section 3.5    Listing Approval. At the Closing, the Exchange Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
Section 3.6    Exchange. The terms of the Exchange (a) have been mutually negotiated between the Undersigned (on behalf of each Holder) and the Company and (b) the Undersigned was given a meaningful opportunity to negotiate the terms of the Exchange on behalf of each Holder.
Section 3.7    Securities Act Matters. The Exchange is exempt from the registration and prospectus-delivery requirements of the Securities Act and, assuming the accuracy of the Holder’s representations and warranties in Article II above, including with respect to the Holder’s holding period and affiliate status, the Exchange Shares to be delivered to the Holder’s account pursuant to this Agreement will not be subject to restrictions on transfer under the Securities Act (and will not have any restrictive legends on such Exchange Shares).
Section 3.8    Disclosure. The Company is not aware of any material non-public information regarding the Company, other than the fact and proposed terms of the Exchange and all reports and other documents filed by the Company with the SEC pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend and supersede inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, other than the fact and proposed terms of the Exchange. At or prior to 9:00 A.M. (New York City time) on the Business Day immediately following the date hereof, the Company will issue a publicly available press release and/or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby as well as any other material non-public information disclosed by the Company or its representatives to the Undersigned, the Holder or their respective representatives (to the extent not previously publicly disclosed). Subsequent to the disclosure referred to in the prior sentence, neither the Company nor any of its representatives have disclosed any material non-public information to the Undersigned, the Holder or their respective representatives.
Section 3.9    Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
Section 3.10    Further Action. The Company will, upon request, execute and deliver any additional documents deemed by the Trustee or the Transfer Agent to be reasonably necessary to complete the transactions contemplated by this Agreement.
Article IV.    Miscellaneous
Section 4.1    Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 4.2    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 4.3    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense
Section 4.4    Reliance by Agent. The Agent, acting as exchange advisor to the Company, may rely on each representation and warranty of the Company, the Undersigned and the Holder made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Agent. The Agent shall be a third-party beneficiary of this Agreement to the extent provided in this Section 4.4.
Section 4.5    Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or in the case of the undersigned, the address provided on the signature page below (or such other address as either party shall have specified by notice in writing to the other):
If to the Company:     Apollo Commercial Real Estate Finance, Inc.
            c/o Apollo Global Management, LLC
            9 West 57th Street, 43rd Floor
            New York, New York 10019
Section 4.6    Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.
Section 4.7    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Undersigned without the prior written consent of the other party.
Section 4.8    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
Section 4.9    Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 4.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Section 4.11    Release. The Undersigned and each Holder, and each of their respective partners, members, affiliates, directors, officers, employees, controlling persons, agents, representatives, successors and assigns (collectively, the “Releasing Parties”) shall be deemed to have released and forever discharged to the fullest extent permitted by law, the Company, the trustee of the Exchanged Notes and their respective affiliates, and each of their respective directors, officers, employees, agents and controlling persons (collectively, the “Released Parties”) of and from any and all claims which the Releasing Parties, or any of them, now have, ever had, or hereafter shall or may have, against the Released Parties, or any of them, for, upon or by reason of any matter, cause or thing whatsoever arising out of or related to the Exchanged Notes. The Releasing Parties expressly acknowledge that they have had the opportunity to be advised by independent legal counsel and hereby waive and relinquish, and do so understanding and acknowledging the significance and consequence of such specific waiver, all rights and benefits in respect of the Exchanged Notes.
Section 4.12    Confidentiality. Until the earlier of (x) 9:00 A.M. (New York City time) on the Business Day immediately following the date hereof or (y) the Company making the press release or Form 8-K filing contemplated in Section 3.8 or other public announcement about the Exchange, the Undersigned and each Holder will maintain the confidentiality of the Exchange and the terms of the Exchange.
Section 4.13    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 4.14    Termination. The Company may terminate this Agreement if there has occurred any breach by the Undersigned or a Holder of any covenant, representation or warranty set forth in Article II. The Undersigned or a Holder may terminate this Agreement if (1) there has occurred any breach by the Company of any covenant, representation or warranty set forth in Article III or (2) the Closing has not occurred by August 10, 2018.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

The Company
Apollo Commercial Real Estate Finance, Inc.
By: Name: Title:

The Undersigned
[___], in its capacities described in the first paragraph hereof
By: Name: Title:
Address for Notices: ______________________________ ______________________________ ______________________________

EXHIBIT A
EXCHANGING BENEFICIAL OWNERS

Name of Beneficial Owner and State of Residence	Aggregate Principal Amount of Exchanged Notes	Exchange Shares	Cash Payment for Fractional Shares	Total Cash Amount	DTC Participant Number of DTC Participant through Which the Exchanged Notes Will Be Delivered	DTC Participant Number of DTC Participant to Which the Exchange Shares Will Be Credited	Payment Instructions for Total Cash Amount
[Name] [State of Residence]	$[__]	[__]	$[__]	$[__]	[__]	[__]	[__]

EXHIBIT B

NON-RELIANCE LETTER

J.P. Morgan Securities LLC
383 Madison Avenue
New York
NY 10178

Re: Exchange for 5.50% Convertible Senior Notes due 2019 (the “Exchanged Notes”) issued by Apollo Commercial Real Estate Finance, Inc. (the “Company”) for cash and shares of common stock, par value $0.001 per share, of the Company (the “Exchange Shares”, and such exchange transaction, the “Exchange”)

Ladies and Gentlemen:

We, the undersigned, refer to the Exchange Agreement entered into between us and the Company, dated on or about the date hereof, in relation to the Exchange (the “Exchange Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Exchange Agreement.

In connection with the Exchange, on behalf of ourselves and each Account, we represent, warrant, agree and acknowledge as follows:

1.	The undersigned has all requisite discretionary and contractual authority to enter into this letter agreement on behalf of, and bind, each Account.

2.	No disclosure or offering document has been prepared in connection with the Exchange by J.P. Morgan Securities LLC or any of its affiliates (“J.P. Morgan”).

3.
(a) Each Holder has conducted its own investigation of the Company, the Exchanged Notes and the Exchange Shares and has not relied on any statements or other information provided by J.P. Morgan concerning the Company or the Exchange Shares or the Exchange, (b) each Holder has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to subscribe to the Exchange, (c) each Holder has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to subscribe to the Exchange, and (d) each Holder has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Exchange Shares.

4.
J.P. Morgan and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Exchanged Notes or the Exchange Shares, or the accuracy, completeness or adequacy of any information supplied to each Holder by the Company.

5.	In connection with the Exchange, J.P. Morgan has not acted as financial advisor or fiduciary to the undersigned or any Holder.

6.
Each Holder is both (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. Each Holder is aware that the issuance and delivery to it of the Exchange Shares are being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Exchange Shares for its own account or for an account over which the Holder exercises sole discretion for another qualified institutional buyer or accredited investor.

7.
Each Holder has the expertise and commercial sophistication to enable it to evaluate the transactions contemplated in connection with the Exchange for itself or with such advisors as it deems necessary in its sole discretion; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Exchange Shares; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

8.
The Exchange Shares have not been registered under the Securities Act or any other applicable securities laws, and are being offered for exchange in transactions not requiring registration under the Securities Act.

Very truly yours,

[NAME OF INVESTOR]

By:
Name:
Title:

Date: ___________________, 2018